                                                                   Exhibit 3.126

                FILED
         IN THE OFFICE OF THE
      SECRETARY OF STATE OF THE
           STATE OF NEVADA

            DEC 07 1994

 CHERYL A. LAU SECRETARY OF STATE
      /s/ Cheryl A. Lau

 No. 19132-94
    -----------------------------

                          ARTICLES OF INCORPORATION OF

                          COMMUNICATION CONCEPTS, INC.

                                ARTICLE I. NAME:

The name of the Corporation shall be:

                          COMMUNICATION CONCEPTS, INC.

                           ARTICLE II. RESIDENT AGENT

      The resident agent of the Corporation shall be located in the State of Nevada, County of Clark, City of Las Vegas at the following address:

                         ACORN CORPORATE SERVICES, INC.
              2001 E. FLAMINGO RD, SUITE 100G, LAS VEGAS, NV 89119

                         ARTICLE III. NATURE OF BUSINESS

      The nature of the business shall be to engage in any lawful activities under the laws of the State of Nevada.

                              ARTICLE IV. DURATION:

      The duration of the Corporation's life shall be perpetual.

                                ARTICLE V. STOCK:

      The total authorized capital stock of the corporation shall be Twenty-Four Million (24,000,000) shares of Common stock with $0.001 par value, and One Million (1,000,000) shares of Preferred stock with $0.001 par value.

                         ARTICLE VI. BOARD OF DIRECTORS:

      The Governing Board of the Corporation shall be denominated the "Board of Directors" therefore, and shall initially be composed of the following individuals, each whom shall be denominated a "Director" of the Corporation, residing at the addresses listed herein:

              Joseph Calzon, 583 Radwick Drive, Las Vegas, NV 89110

                     ARTICLE VII. POWERS OF GOVERNING BOARD:

      The Governing Board of the Corporation is specifically granted by these Articles of Incorporation all powers permitted to be vested in the Governing Board of the Corporation by the provisions of Nevada Revised Statutes 78.195, including, but not limited to, the powers to fix and determine and designations, rights (with respect to voting redemption, sale, or otherwise), or other variations of each class or series within each class or series within each class of stock issued by the corporation; to issue rights, options, or warrants to purchase shares of any class or series within any class of the capital stock of the Corporation at any time under any terms and conditions deemed proper by said Governing Board: the fixed dividends and to determine their proper distribution (and order of distribution) among the holders of the various classes of capital stock of the Corporation; to require the redemption of fractional shares of stock of any class, or to permit a holder of a fractional share to retain such interest; to permit conversion of any class or series of stock into stock of any other consideration deemed to be appropriate or with no consideration at all; to make any share belonging to a Special or Preferred class or series of stock subject to redemption at such times and prices, or issued in such series with such designation, preferences, and relative, participating, optionals, or other special rights, or qualifications, limitations, or restrictions thereof, as shall be determined by the Governing Board; to change the par value of the shares of any class or series, so long as the change is accompanied by at the filing of appropriate amendments with Nevada and Clark County authorities; to change the form of Common stock voting for the Governing Board from non-cumulative, which shall be the form of voting at the outset, to cumulative; to exchange shares of any class or series of voting at the outset, to cumulative; to exchange shares of any class or series at anytime for shares, assets, or business of any other Corporation, or for the assets or business of any private company however organized; to authorize and issue dividends at any time in any form, including, but not limited to, warrants, options, or rights to purchase shares of any class or series of stock as authorized by the Governing Board, cash, shares of any class or series, or ownership (however denominated); in any Company or Corporation "spun-off" by this Corporation without regard to its business purpose; to authorize acquisition of or merger with any business or Company, however organized, on any terms determined to be prudent by the Governing Board; or, within the limitations of State and Federal law, to permit or restrict the free-tradeability of the shares of any class or series of shares at the time of the issuance thereof.

             ARTICLE VIII. NON-ASSESSABILITY FOR CORPORATION DEBTS:

            After the amount of the subscription, price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

                            ARTICLE IX. INCORPORATOR:

            The name and address of the Incorporator of this Corporation is as follows:

            J. Scott Scheuerman, 24837 104th Ave. SE, Suite 201, Kent, WA 98031

                          ARTICLE X. CORPORATE POWERS:

      The Corporation wishes to assert all possible powers exercisable by it as a Corporation or as an individual under the laws of the State of Nevada, including, but not limited to, any powers to create, define, limit, or regulate in any permitted area; any powers to own, trademark, patent, or govern its own business products or affairs; any powers to act in any business name under which it may legally operate; and any powers to accrue, automatically such additional or new powers as may be prescribed by any Federal or State Statute which may be enacted now or in the future.

                       ARTICLE VI. LIABILITY OF DIRECTORS:

      As fully as possible under the laws of the State of Nevada as they now exist and as they may from time to time be revised, the Corporation intends that its Directors be protected from legal action by stockholders or to other persons (natural or otherwise) on account of service as Directors of the Corporation. A Director shall not be liable for damages for actions of the Corporation to stockholders or to any other person (natural or otherwise) unless such Director engaged in personal fraud affecting such action or actions of the Corporation.

      IN WITNESS WHEREOF, the incorporator hereof does set his/her hand this 6 day of Dec, 1994.


      /s/ J. Scott Scheuerman
      -----------------------
     J. SCOTT SCHEUERMAN

STATE OF WASHINGTON     }
                        }
COUNTY OF KING          }

On this 6th day of December, 1994, before me, the undersigned Notary Public, J.Scott Scheuerman personally appeared to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                                                     Robin Anderson
                                                     ---------------------------
                                                     NOTARY PUBLIC

                                                     expires 11-9-97

[NOTARY PUBLIC SEAL]

--------------------------------------------------------------------------------
                                 STATE OF NEVADA
                                  Department of
                                      State

I hereby certify that this is a true and complete copy of the document as filed in this office.

DATED:     DEC 07 1994
      -------------------

       /s/ Cheryl A. Lau
         CHERYL A. LAU
      Secretary of State

By Margaret M [ILLEGIBLE]
   -----------------------
--------------------------------------------------------------------------------

                                                                     FILE NUMBER
                                                                       19132-94

               SIXTY DAY LIST OF OFFICERS, DIRECTORS AND AGENT OF

                          COMMUNICATION CONCEPTS, INC.

A NEVADA CORPORATION. FOR THE FILING PERIOD DECEMBER 1994 TO DECEMBER 1995

The Corporation's duly appointed Resident Agent in charge of said principal office in the State of Nevada upon whom process can be served is:

--------------------------------------------------------------------------------

                         ACORN CORPORATE SERVICES, INC.
                         2001 E. FLAMINGO RD., STE. 100G
                         LAS VEGAS, NV 89119

Resident Agency & Principal Place of Business - Do not change information in this area before reading #5 below.

--------------------------------------------------------------------------------

--FOR OFFICE USE ONLY-----------------------------------------------------------

  FILED (DATE)__________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

--------------------------------------------------------------------------------

INSTRUCTIONS-Please read instructions before returning this form. TO AVOID DELAYS, RETURNS AND LATE CHARGES.

      1. Names and mailing addresses for all officers and directors. A President, Secretary, Treasurer and Directors must be named.

      2.    An officer's signature at the bottom of this form.

      3. Returned the complete form with the $85.00 filing fee. A $15.00 penalty must be added if this form isn't filed within 60 days from the date of incorporation.

      4. Make your check payable to the Secretary of State. If you need a receipt, enclose a self-addressed stamped envelope.

      5 If you have changed the resident agent or principal place of business, please contact our office for the proper forms to make the change before filing this 60 day li[ILLEGIBLE]

      6. Return this form to: SECRETARY OF STATE, Capitol Complex, Carson City, NV 89710 (702) 687-5105

                   FILING FEE: $85.00      LATE PENALTY: $15.00
                   --------------------------------------------

         THIS FORM MUST BE FILED 60 DAYS FROM THE DATE OF INCORPORATION
         --------------------------------------------------------------

--------------------------------------------------------------------------------
NAME                                         TITLE(S)
         Joseph Calzon                                  PRESIDENT
------------------------------------------   -----------------------------------
-------------------    -------------------   ------  ----------  -----  --------
P.O. BOX                STREET ADDRESS                   CITY     ST.     ZIP
-------------------    -------------------   ------  ----------  -----  --------
                       583 Radwick                   Las Vegas    NV     89110
--------------------------------------------------------------------------------
NAME                                         TITLE(S)
      Richard Convertito                                SECRETARY
------------------------------------------   -----------------------------------
-------------------    -------------------   ------  ----------  -----  --------
P.O. BOX                STREET ADDRESS                   CITY     ST.     ZIP
-------------------    -------------------   ------  ----------  -----  --------
                       196 Yale Lane                 Seal Beach   CA     90740
--------------------------------------------------------------------------------
NAME                                         TITLE(S)
      Richard Convertito                                TREASURER
------------------------------------------   -----------------------------------
-------------------    -------------------   ------  ----------  -----  --------
P.O. BOX                STREET ADDRESS                   CITY     ST.     ZIP
-------------------    -------------------   ------  ----------  -----  --------
                       196 Yale Lane                 Seal Beach   CA     90740
--------------------------------------------------------------------------------
NAME                                         TITLE(S)
      Joseph Calzon                                     DIRECTOR
------------------------------------------   -----------------------------------
-------------------    -------------------   ------  ----------  -----  --------
P.O. BOX                STREET ADDRESS                   CITY     ST.     ZIP
-------------------    -------------------   ------  ----------  -----  --------
                       583 Radwick                   Las Vegas    NV     89110
--------------------------------------------------------------------------------
NAME                                         TITLE(S)
                                                        DIRECTOR
-------------------    -------------------   ------  ----------  -----  --------
P.O. BOX                STREET ADDRESS                   CITY     ST.     ZIP
-------------------    -------------------   ------  ----------  -----  --------
--------------------------------------------------------------------------------
NAME                                         TITLE(S)
                                                        DIRECTOR
-------------------    -------------------   ------  ----------  -----  --------
P.O. BOX                STREET ADDRESS                   CITY     ST.     ZIP
-------------------    -------------------   ------  ----------  -----  --------
--------------------------------------------------------------------------------

   /s/ Richard Convertito             Secretary                12-12-96

    Signature of officer               Title(s)                  Date

      CERTIFICATE       STATE OF NEVADA - SECRETARY OF STATE       FILE NUMBER

      I, Cheryl A. Lau, the duly qualified Secretary of State of Nevada do hereby certify that the above corporation after having paid the annual fee of $85,00 for filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum of ___ and having also filed the aforesaid list as required by Nevada Revised Statutes Section 78.150 - 78.165 and 80.110 - 80.140, as amended, is hereby authorized to transact and conduct its business within this state for the aforesaid period.

THIS CERTIFICATE BECOMES A RECEIPT UPON BEING VALIDATED BY THE OFFICE OF SECRETARY OF STATE


                                                  /s/ Cheryl A. Lau

                                                  CHERYL A. LAU
                                                  Secretary of State